UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 221-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2005, the Registrant’s Compensation Committee of the Board of Directors approved fiscal year 2005 Cash Bonus Plan payments. Cash Bonus Plan compensation includes compensation of our chief executive officer and our other most highly compensated executive officers as set forth opposite their respective names in the table below:

Name	Job Title	Bonus (before withholdings)

James Peterson	President & CEO	$650,000.00
Ralph Brandi	Exec VP & COO	$350,000.00
David Sonksen	Exec VP & CFO	$300,000.00
John Holtrust	Sr. VP HR	$130,000.00
Steven Litchfield	VP Bus. Dev.	$150,000.00
James Gentile	Sr. VP WW Sales	$40,000.00

The Cash Bonus Plan is described in Exhibit 10.97, which is incorporated herein by reference.

The descriptions in this Report are qualified in their entirety by the respective related exhibits.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.97	Description of Cash Bonus Plan (1)

(1)	Incorporated by reference to the like-numbered exhibit to the Form 8-K furnished by the Registrant to the SEC on September 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: November 18, 2005

/s/ DAVID R. SONKSEN
(Signature) David R. Sonksen, Executive Vice President Chief Financial Officer Treasurer and Secretary (Name and Title)

EXHIBIT INDEX

Exhibit No.	Description
10.97	Description of Cash Bonus Plan (1)

(1)	Incorporated by reference to the like-numbered exhibit to the Form 8-K furnished by the Registrant to the SEC on September 24, 2004.